Exhibit 99.1

For Release on March 31, 2005 at 1:03 p.m. Pacific Time FINAL

Contacts:
Alan Hilowitz	Mary Ellen Fukuhara
Starbucks Media Relations	Starbucks Investor Relations
(206) 318-7709	(206) 318-4025
alan.hilowitz@starbucks.com	mfukuhar@starbucks.com

Jim Donald Joins Starbucks Board of Directors;
Officially Named President and Chief Executive Officer

SEATTLE; March 31, 2005 – Starbucks Corporation (Nasdaq: SBUX) today announced that effective tomorrow, April 1, 2005, Jim Donald will assume the role of president and chief executive officer, following today’s official retirement of Orin Smith. The Company also announced that Donald will join Starbucks Board of Directors, filling the seat vacated by Smith.

Donald, who worked closely with Smith and Starbucks chairman Howard Schultz, plans to maintain the Company’s momentum as it solidifies its position as an enduring global brand. Schultz will partner with Donald to lead the Company into its next phase of growth and innovation.

“I look forward to working with Jim for years to come,” Schultz said. “Jim has a true sense of humanity and understands what it means to be a world-class merchant. Starbucks is fortunate to have the benefit of Jim’s outstanding passion for our people and our culture, as well as his business acumen and leadership qualities.”

Donald, 51, joined Starbucks in 2002 as president, North America. In this position, Donald was responsible for the overall management, business development and operations of Starbucks in all North American markets. During this period, the Company experienced record financial performance, attributable largely to its success in North America.

“I am proud to be part of Starbucks outstanding management team,” said Donald. “When I joined Starbucks more than two years ago, I was optimistic about the opportunities ahead of us. Today, I am more enthusiastic than ever about the Company’s future.”

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Transition Announcement page 2

Prior to Starbucks, Donald served as chairman, president and chief executive officer of Pathmark Stores, Inc. Donald was a key executive in Wal-Mart’s development of the Wal-Mart Super Center, supervising all merchandising, distribution, store design and real estate operations. Donald has more than 30 years of national retail and supermarket experience.

About Starbucks Corporation
Starbucks Corporation is the leading retailer, roaster and brand of specialty coffee in the world, with more than 9,000 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. The Company is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, the Company produces and sells bottled Frappuccino® coffee drinks, Starbucks DoubleShot® coffee drink, and a line of superpremium ice creams through its joint venture partnerships. The Company’s brand portfolio provides a wide variety of consumer products. Tazo Tea’s line of innovative superpremium teas and Hear Music’s exceptional compact discs enhance the Starbucks Experience through best-of-class products. The Seattle’s Best Coffee® and Torrefazione Italia® Coffee brands enable Starbucks to appeal to a broader consumer base by offering an alternative variety of coffee flavor profiles.

Forward Looking Statement
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including future expectations regarding the Company’s global growth and operations, are all based on currently available information and are subject to various risks and uncertainties. The actual results of the Company’s global growth and operations could differ materially depending on a variety of factors including, but not limited to, domestic or international events or developments and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Certain Additional Risks and Uncertainties” section of Starbucks Annual Report on Form 10-K/A for the fiscal year ended October 3, 2004.

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